                                                                      EXHIBIT 11


                  IMPERIAL HOLLY CORPORATION AND SUBSIDIARIES
                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE

              (In Thousands of Dollars, Except Per Share Amounts)

                                                          Year Ended March 31,
                                                 ---------------------------------------
                                                    1997          1996          1995
                                                 -----------  ------------  ------------

NET INCOME (LOSS) FOR PRIMARY AND FULLY
  DILUTED COMPUTATION:
   Income (Loss) Before Extraordinary Item:
     As reported                                 $    11,518  $    (3,218)  $    (5,365)
     Adjustments - none
                                                 -----------  -----------   -----------
     As adjusted                                 $    11,518  $    (3,218)  $    (5,365)
                                                 ===========  ===========   ===========
   Extraordinary Item:
     As reported                                              $       604
     Adjustments - none
                                                              -----------
     As adjusted                                              $       604
                                                              ===========
   Net Income (Loss):
     As reported                                 $    11,518  $    (2,614)  $    (5,365)
     Adjustments - none
                                                 -----------  -----------   -----------
     As adjusted                                 $    11,518  $    (2,614)  $    (5,365)
                                                 ===========  ===========   ===========
PRIMARY EARNINGS (LOSS) PER SHARE:
   Weighted average shares of common
     stock outstanding                            12,576,489   10,300,487    10,266,299
   Incremental shares issuable from
     assumed exercise of stock options
     under the treasury stock method                 151,013       26,138        34,142
                                                 -----------  -----------   -----------
   Weighted average shares of common
     stock outstanding, as adjusted               12,727,502   10,326,625    10,300,441
                                                 ===========  ===========   ===========
   Primary earnings (loss) per share:
     Income (loss) before extra-ordinary item    $      0.90  $     (0.31)  $     (0.52)
                                                 ===========  ===========   ===========
     Extraordinary item                                       $      0.06
                                                              ===========
     Net income (loss)                           $      0.90  $     (0.25)  $     (0.52)
                                                 ===========  ===========   ===========
FULLY DILUTED EARNINGS (LOSS) PER SHARE:
   Weighted average shares of common
     stock outstanding                            12,576,489   10,300,487    10,266,299
   Incremental shares issuable from
     assumed exercise of stock options
     under the treasury stock method                 151,013       55,169        53,504
                                                 -----------  -----------   -----------
   Weighted average shares of common
     stock outstanding, as adjusted               12,727,502   10,355,656    10,319,803
                                                 ===========  ===========   ===========
   Fully diluted earnings (loss) per share:
     Income (loss) before extra-ordinary item    $      0.90  $     (0.31)  $     (0.52)
                                                 ===========  ===========   ===========
     Extraordinary item                                       $      0.06
                                                              ===========
     Net income (loss)                           $      0.90  $      0.25   $     (0.52)
                                                 ===========  ===========   ===========
--------------

This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K; the amount of dilution illustrated in this calculation is not required to be disclosed pursuant to paragraph 14 of Accounting Principles Board Opinion No. 15.